Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-217285) of G1 Therapeutics, Inc. of our report dated February 9, 2017, except for the effects of the reverse stock split described in Note 12, as to which the date is May 11, 2017, relating to the financial statements, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

May 11, 2017